Exhibit 99.1

Breitburn Energy Partners Reports Third Quarter 2015 Results

LOS ANGELES, November 5, 2015 - Breitburn Energy Partners LP (NASDAQ:BBEP) today announced financial and operating results for the third quarter 2015.

Key Highlights

•	Reported third quarter total production of 5 MMBoe, in line with Breitburn's guidance.

•	Reported pre-tax lease operating expenses of $99.3 million, or $19.83 per Boe, in line with Breitburn's guidance.

•	Reported Adjusted EBITDA, a non-GAAP financial measure, of $156.3 million.

•
Reported G&A expenses, excluding unit-based compensation, of $16.9 million in the third quarter compared to $16.8 million in the second quarter.  Excluding $3.1 million of integration and acquisition costs in the third quarter and $2.7 million of integration and acquisition costs in the second quarter, G&A expenses improved to $2.76 per Boe in the third quarter compared to $2.81 per Boe in the second quarter.

•
Reported distributable cash flow of $51.5 million, or $0.24 per common unit, and distribution coverage ratio of 1.9x based on current monthly distribution of $0.04166 per common unit, or $0.50 per common unit on an annualized basis.

•
Based on Breitburn's current commodity hedge portfolio and assuming second half 2015 guidance production rate, total estimated production is 77% hedged for the remainder of 2015, 72% in 2016, and 45% in 2017 at attractive prices. The estimated value of Breitburn's commodity hedge portfolio was approximately $668 million as of September 30th.

•	Borrowing base of $1.8 billion on bank credit facility remains unchanged through April 2016, resulting in liquidity of approximately $526 million as of quarter end.

Management Commentary

Halbert S. Washburn, Breitburn’s Chief Executive Officer, said: "I am pleased with our third straight quarter of solid operating results since we acquired QR Energy last November.  Our production is on track to achieve our 20 million Boe full year 2015 production target with our reduced $200 million capital program.  We remain focused on reducing our lease operating and G&A expenses, and those third quarter results are in line with our expectations.  Earlier this year, we laid out a strategy of operating within our cash flow, reducing and high grading capital spending, lowering operating and G&A costs, decreasing debt, and increasing liquidity, and we continue to execute on all aspects of our plan."

Third Quarter 2015 Operating and Financial Results Compared to Second Quarter 2015

•
Total production was 5,008 MBoe in the third quarter of 2015 compared to 5,015 MBoe in the second quarter of 2015. Average daily production was 54.4 MBoe/day in the third quarter of 2015 compared to 55.1 MBoe/day in the second quarter of 2015.

•	Oil production decreased to 2,741 MBbl compared to 2,822 MBbl in the second quarter of 2015.

•	NGL production increased to 485 MBbl compared to 483 MBbl in the second quarter of 2015.

•	Natural gas production increased to 10,689 MMcf compared to 10,264 MMcf in the second quarter of 2015.

•
Adjusted EBITDA was $156.3 million in the third quarter of 2015 compared to $162.9 million (including $1.1 million of restructuring costs) in the second quarter of 2015, a 4% decrease primarily due to lower commodity prices, lower oil production, and one less Florida oil shipment, partially offset by higher commodity derivative settlements and higher gas production.

•
Net loss attributable to common unitholders was $1,339 million, or $6.17 per diluted common unit, in the third quarter of 2015, which included non-cash impairments of long-lived assets of $1,440 million, or $6.80 per unit, primarily related to the impact of the drop in commodity prices on our projected net revenues for certain of our oil and gas properties, compared to net loss of $316.2 million, or $1.46 per diluted common unit, in the second quarter of 2015, which included a non-cash goodwill impairment charge of approximately $95.9 million, or $0.45 per unit.

•
Oil, NGL and natural gas sales revenues were $153.3 million in the third quarter of 2015 compared to $189.6 million in the second quarter of 2015, primarily reflecting lower realized oil and NGL prices, lower oil production, and one less Florida oil shipment, partially offset by higher gas production.

•
Lease operating expenses, which include district expenses, processing fees and transportation costs but exclude taxes, were $19.83 per Boe in the third quarter of 2015 compared to $18.72 per Boe in the second quarter of 2015, a 6% increase primarily due to additional spending of $5 million for a well reactivation program in the Midland Basin.

•
General and administrative expenses, excluding non-cash unit-based compensation costs, were $16.9 million in the third quarter of 2015 compared to $16.8 million in the second quarter of 2015.  Excluding $3.1 million of integration and acquisition costs in the third quarter and $2.7 million of integration and acquisition costs in the second quarter, G&A expenses improved to $13.8 million, or $2.76 per Boe, in the third quarter compared to $14.1 million, or $2.81 per Boe, in the second quarter.

•
Gains on commodity derivative instruments were $253 million in the third quarter of 2015 compared to losses of $93.4 million in the second quarter of 2015, primarily due to a decrease in oil and natural gas futures prices during the third quarter of 2015. Derivative instrument settlement receipts were $129 million in the third quarter of 2015 compared to receipts of $100.6 million in the second quarter of 2015, primarily due to lower oil prices.

•
NYMEX WTI oil spot prices averaged $46.64 per Bbl and Brent oil spot prices averaged $50.41 per Bbl in the third quarter of 2015 compared to $57.85 per Bbl and $61.65 per Bbl, respectively, in the second quarter of 2015. Henry Hub natural gas spot prices averaged $2.76 per Mcf in the third quarter of 2015 compared to $2.75 per Mcf in the second quarter of 2015.

•
Average realized crude oil, NGL and natural gas prices, excluding the effects of commodity derivative settlements, were $43.38 per Bbl, $12.44 per Bbl and $2.76 per Mcf, respectively, in the third quarter of 2015 compared to $53.29 per Bbl, $18.35 per Bbl and $2.57 per Mcf, respectively, in the second quarter of 2015.

•	Oil, NGL and natural gas capital expenditures were $46 million in the third quarter of 2015 compared to $58 million in the second quarter of 2015.

•	Distributable cash flow, a non-GAAP financial measure, was $51.5 million in the third quarter of 2015 compared to $58.5 million in the second quarter of 2015.

Impact of Derivative Instruments

Breitburn uses commodity derivative instruments to mitigate risks associated with commodity price volatility and to help maintain cash flows for operating activities, acquisitions, capital expenditures and distributions. Breitburn does not enter into derivative instruments for speculative trading purposes. Since Breitburn does not use hedge accounting to account for its derivative instruments, changes in the fair value of derivative instruments are recorded in Breitburn’s earnings during each reporting period. These non-cash changes in the fair value of derivatives do not affect Adjusted EBITDA, cash flow from operations, distributable cash flow or Breitburn’s ability to pay cash distributions for the reporting periods presented.

Production, Statement of Operations, and Realized Price Information

The following table presents production, selected income statement and realized price information for the three months ended September 30, 2015 and 2014, and the three months ended June 30, 2015:

	Three Months Ended
	September 30,	June 30,	September 30,
Thousands of dollars, except as indicated	2015	2015	2014
Oil sales	$117,743	$154,425	$176,986
NGL sales	6,032	8,861	9,582
Natural gas sales	29,550	26,350	29,578
Gain (loss) on commodity derivative instruments	253,012	(93,432)	146,171
Other revenues, net (a)	5,922	6,504	1,585
Total revenues	$412,259	$102,708	$363,902
Lease operating expenses before taxes (b)	$99,318	$93,858	$62,714
Production and property taxes (c)	13,249	15,348	16,327
Total lease operating expenses	112,567	109,206	79,041
Purchases and other operating costs	367	421	102
Salt water disposal costs	4,205	4,053	—
Change in inventory	(2,004)	2,157	3,761
Total operating costs	$115,135	$115,837	$82,904
Lease operating expenses before taxes per Boe (b)	$19.83	$18.72	$18.70
Production and property taxes per Boe (c)	2.65	3.06	4.87
Total lease operating expenses per Boe	$22.48	$21.78	$23.57
General and administrative expenses (excluding non-cash unit-based compensation)	$16,916	$16,778	$12,908
Net (loss) income attributable to the partnership	$(1,327,929)	$(305,707)	$130,643
Less: Distributions to Series A preferred unitholders	4,125	4,125	4,125
Less: Non-cash distributions to Series B preferred unitholders	7,145	6,408	—
Less: Net (loss) income attributable to participating units	(31,662)	(7,858)	1,868
Net (loss) income attributable to common unitholders	$(1,307,537)	$(308,382)	$124,650

Total production (MBoe) (d)	5,008	5,015	3,353
Oil (MBbl)	2,741	2,822	1,904
NGLs (MBbl)	485	483	253
Natural gas (MMcf)	10,689	10,264	7,178
Average daily production (Boe/d)	54,435	55,110	36,450
Sales volumes (MBoe) (e)	4,980	5,089	3,412
Average realized sales price (per Boe) (f) (g)	$30.78	$37.24	$63.33
Oil (per Bbl) (f) (g)	43.38	53.29	90.12
NGLs (per Bbl) (f)	12.44	18.35	37.87
Natural gas (per Mcf) (f)	$2.76	$2.57	$4.12

(a)
Includes revenue from the East Texas Salt Water Disposal System of $4.1 million, $4.0 million and zero for the three months ended September 30, 2015, June 30, 2015, and September 30, 2014, respectively.

(b)	Includes district expenses, processing fees and transportation costs.
(c)	Includes ad valorem and severance taxes.
(d)
Natural gas is converted on the basis of six Mcf of gas per one Bbl of oil equivalent. This ratio reflects an energy content equivalency and not a price or revenue equivalency. Given commodity price disparities, the price for a Bbl of oil equivalent for natural gas is significantly less than the price for a Bbl of oil.

(e)	Oil sales were 2,713 MBbl, 2,896 MBbl and 1,964 MBbl for the three months ended September 30, 2015, June 30, 2015 and September 30, 2014, respectively.
(f)	Excludes the effect of commodity derivative settlements.
(g)	Includes the per Boe effect of crude oil purchases.

Non-GAAP Financial Measures

This press release, including the financial tables and other supplemental information, including the reconciliations of certain non-generally accepted accounting principles (“non-GAAP”) measures to their nearest comparable generally accepted accounting principles (“GAAP”) measures, may be used periodically by management when discussing Breitburn’s financial results with investors and analysts, and they are also available at www.breitburn.com.

“Adjusted EBITDA” and “distributable cash flow” are among the non-GAAP financial measures used in this press release. These non-GAAP financial measures should not be considered as alternatives to GAAP measures such as net income, operating income, cash flow from operating activities or any other GAAP measure of liquidity or financial performance. Management believes that these non-GAAP financial measures enhance comparability to prior periods.

Adjusted EBITDA is presented because management believes it provides additional information relative to the performance of Breitburn’s assets, without regard to financing methods or capital structure. Distributable cash flow is used by management as a tool to measure the cash distributions we could pay to our unitholders, and this financial measure indicates to investors whether or not we are generating cash flow at a level that can support our distribution rate to our unitholders. These non-GAAP financial measures may not be comparable to similarly titled measures of other publicly traded partnerships or limited liability companies because all companies may not calculate Adjusted EBITDA or distributable cash flow in the same manner.

Adjusted EBITDA

The following table presents a reconciliation of net loss and net cash flows from operating activities, our most directly comparable GAAP financial performance and liquidity measures, to Adjusted EBITDA for each of the periods indicated.

	Three Months Ended
	September 30,	June 30,	September 30,
Thousands of dollars, except as indicated	2015	2015	2014
Reconciliation of net income to Adjusted EBITDA:
Net (loss) income attributable to the partnership	$(1,327,929)	$(305,707)	$130,643
Gain (loss) on commodity derivative instruments	(253,012)	93,432	(146,171)
Commodity derivative instrument settlement receipts (payments) (a) (b)	128,969	100,576	(3,704)
Depletion, depreciation and amortization expense	117,464	109,447	72,671
Impairments of oil and natural gas properties	1,440,167	—	29,434
Impairments of goodwill	—	95,947	—
Interest expense and other financing costs	51,915	62,007	29,494
(Gain) loss on sale of assets	(7,459)	122	(63)
Income tax expense	14	259	532
Unit-based compensation expense (c)	6,360	6,084	5,829
Restructuring costs - unit-based compensation	(192)	721	—
Adjusted EBITDA	$156,297	$162,888	$118,665
Less:
Maintenance capital (d)	$52,000	$52,000	$33,434
Cash interest expense	48,654	48,250	27,849
Distributions to Series A preferred unitholders (e)	4,125	4,125	4,125
Distributable cash flow available to common unitholders	$51,518	$58,513	$53,257

Distributable cash flow available per common unit (f)	$0.237	$0.270	$0.390
Common unit distribution coverage (g)	1.90x	2.16x	0.78x

Reconciliation of net cash flows from operating activities to Adjusted EBITDA:

Net cash provided by operating activities	$136,239	$73,796	$103,807
Increase (decrease) in assets net of liabilities relating to operating activities	(29,063)	40,736	(13,160)
Interest expense (h)	48,562	48,197	27,729
Income from equity affiliates, net	163	172	191
Noncontrolling interest	(91)	(126)	—
Income taxes	488	259	98
Gain on marketable securities	—	(146)	—
Adjusted EBITDA	$156,297	$162,888	$118,665

(a)	Excludes premiums paid at contract inception related to those derivative contracts that settled during the applicable periods of:	$1,681	$1,663	$2,141
(b)	Includes net cash settlements on derivative instruments for:
	- Oil settlements received (paid):	$112,437	$83,265	$(7,940)
	- Natural gas settlements received:	$16,532	$17,311	$4,236
(c)	Represents non-cash long-term unit-based incentive compensation expense.
(d)
Maintenance capital is management's estimate of the investment in capital projects and obligatory spending on existing facilities and operations needed to hold production approximately flat over a multi-year period.

(e)	Does not include paid-in-kind distributions on Series B Preferred Units.
(f)	Based on common units outstanding (including outstanding LTIP grants) at each distribution record date within the periods.
(g)	Does not include Series B Preferred Units on an as converted basis.
(h)	Excludes amortization of debt issuance costs and amortization of senior note discount/premium.

Summary of Commodity Derivative Instruments

The table below summarizes Breitburn’s commodity derivative hedge portfolio as of November 5, 2015. For an overview of Breitburn's commodity hedge portfolio, please refer to the Summary of Commodity Price Protection Portfolio at www.breitburn.com.

	Year
	2015		2016		2017		2018	2019
Oil Positions:
Fixed Price Swaps - NYMEX WTI
Volume (Bbl/d)	20,043		17,504		14,519		1,493	1,000
Average Price ($/Bbl)	$93.27		$83.62		$82.81		$64.02	$56.35
Fixed Price Swaps - ICE Brent
Volume (Bbl/d)	3,300		4,300		298		—	—
Average Price ($/Bbl)	$97.73		$95.17		$97.50		$—	$—
Collars - NYMEX WTI
Volume (Bbl/d)	2,025		1,500		—		—	—
Average Floor Price ($/Bbl)	$90.00		$80.00		$—		$—	$—
Average Ceiling Price ($/Bbl)	$111.73		$102.00		$—		$—	$—
Collars - ICE Brent
Volume (Bbl/d)	500		500		—		—	—
Average Floor Price ($/Bbl)	$90.00		$90.00		$—		$—	$—
Average Ceiling Price ($/Bbl)	$109.50		$101.25		$—		$—	$—
Puts - NYMEX WTI
Volume (Bbl/d)	500		1,000		—		—	—
Average Price ($/Bbl)	$90.00		$90.00		$—		$—	$—
Total:
Volume (Bbl/d)	26,368		24,804		14,817		1,493	1,000
Average Price ($/Bbl)	$93.46		$85.79		$83.11		$64.02	$56.35

Gas Positions:
Fixed Price Swaps - MichCon City-Gate
Volume (MMBtu/d)	17,500		29,000		24,000		17,500	10,000
Average Price ($/MMBtu)	$4.26		$3.91		$3.71		$3.10	$3.15
Fixed Price Swaps - Henry Hub
Volume (MMBtu/d)	54,891		42,050		21,016		2,870	—
Average Price ($/MMBtu)	$4.84		$4.02		$4.29		$3.74	$—
Collars - Henry Hub
Volume (MMBtu/d)	18,000		630		595		—	—
Average Floor Price ($/MMBtu)	$5.00		$4.00		$4.00		$—	$—
Average Ceiling Price ($/MMBtu)	$7.48		$5.55		$6.15		$—	$—
Puts - Henry Hub
Volume (MMBtu/d)	1,920		11,350		10,445		—	—
Average Price ($/MMBtu)	$4.78		$4.00		$4.00		$—	$—
Deferred Premium ($/MMBtu)	$0.64	(a)	$0.66	(b)	$0.69	(c)	$—	$—
Total:
Volume (MMBtu/d)	92,311		83,030		56,056		20,370	10,000
Average Price ($/MMBtu)	$4.76		$3.98		$3.98		$3.19	$3.15

(a) Deferred premiums of $0.64 apply to 420 MMBtu/d of the 2015 volume.
(b) Deferred premiums of $0.66 apply to 11,350 MMBtu/d of the 2016 volume.
(c) Deferred premiums of $0.69 apply to 10,445 MMBtu/d of the 2017 volume.

Premiums paid in 2012 related to oil and natural gas derivatives to be settled after September 30, 2015, are as follows:

	Year
Thousands of dollars	2015	2016	2017
Oil	$1,180	$7,438	$734
Natural gas	$501	$952	$—

Other Information

Breitburn will host a conference call Thursday, November 5, 2015, at 11:00 am (EDT) to discuss Breitburn’s third quarter 2015 results. The conference call may be accessed by calling 888-389-5988 (international callers dial 719-325-2464) or via webcast at http://ir.breitburn.com/. An archived edition of the conference call will also be available through November 12th by calling 877-870-5176 (international callers dial 858-384-5517) and entering replay PIN 9034747 or by visiting http://ir.breitburn.com/. Breitburn will take questions from securities analysts and institutional portfolio managers; the call is open to all other interested parties on a listen-only basis.

About Breitburn Energy Partners LP

Breitburn Energy Partners LP is a publicly traded, independent oil and gas master limited partnership focused on the acquisition, development, and production of oil and gas properties throughout the United States. Breitburn’s producing and non-producing crude oil and natural gas reserves are located in the following seven producing areas: Ark-La-Tex, Michigan/Indiana/Kentucky, the Permian Basin, the Mid-Continent, the Rockies, Florida, and California. See www.breitburn.com for more information.

Cautionary Statement Regarding Forward-Looking Information

This press release contains forward-looking statements relating to Breitburn's operations that are based on management’s current expectations, estimates and projections about its operations. Words and phrases such as “believes,” “expect,” “future,” “impact,” “guidance,” “will be,” and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond our control and are difficult to predict. These include risks relating to Breitburn's financial performance and results, availability of sufficient cash flow and other sources of liquidity to execute our business plan, prices and demand for natural gas and oil, increases in operating costs, uncertainties inherent in estimating our reserves and production, our ability to replace reserves and efficiently develop our current reserves, political and regulatory developments relating to taxes, derivatives and our oil and gas operations, risks relating to our acquisitions and the factors set forth under the heading “Risk Factors” incorporated by reference from our Annual Report on Form 10-K filed with the Securities and Exchange Commission, and if applicable, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. The reader should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Unless legally required, Breitburn undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Unpredictable or unknown factors not discussed herein also could have material adverse effects on forward-looking statements.

Contacts:
Antonio D'Amico
Vice President, Investor Relations & Government Affairs
or
Jessica Tang
Investor Relations Manager
(213) 225-0390
BBEP-IR

Breitburn Energy Partners LP and Subsidiaries
Unaudited Consolidated Balance Sheets

	September 30,	December 31,
Thousands of dollars	2015	2014
ASSETS
Current assets
Cash	$12,091	$12,628
Accounts and other receivables, net	135,479	166,436
Derivative instruments	400,857	408,151
Related party receivables	2,069	2,462
Inventory	3,371	3,727
Prepaid expenses	12,654	7,304
Total current assets	566,521	600,708
Equity investments	6,473	6,463
Property, plant and equipment
Oil and natural gas properties	7,908,709	7,736,409
Other property, plant and equipment	141,047	60,533
	8,049,756	7,796,942
Accumulated depletion and depreciation	(3,161,636)	(1,342,741)
Net property, plant and equipment	4,888,120	6,454,201
Other long-term assets
Intangibles, net	1,538	8,336
Goodwill	—	92,024
Derivative instruments	267,681	319,560
Other long-term assets	119,715	157,042

Total assets	$5,850,048	$7,638,334

LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$63,921	$129,270
Current portion of long-term debt	603	105,000
Derivative instruments	5,289	5,457
Distributions payable	733	733
Current portion of asset retirement obligation	2,390	4,948
Revenue and royalties payable	42,454	40,452
Wages and salaries payable	22,264	22,322
Accrued interest payable	42,989	20,672
Production and property taxes payable	30,838	25,207
Other current liabilities	6,644	7,495
Total current liabilities	218,125	361,556

Credit facility	1,253,000	2,089,500
Senior notes, net	1,788,466	1,156,560
Other long-term debt	2,397	1,100
Total long-term debt	3,043,863	3,247,160
Deferred income taxes	2,269	2,575
Asset retirement obligation	247,317	233,463
Derivative instruments	1,421	2,269
Other long-term liabilities	24,615	25,135
Total liabilities	3,537,610	3,872,158

Equity
Series A preferred units, 8.0 million units issued and outstanding at each of September 30, 2015 and December 31, 2014	193,215	193,215
Series B preferred units, 48.0 million and 0 units issued and outstanding at September 30, 2015 and December 31, 2014, respectively	347,454	—
Common units, 211.8 million and 210.9 million units issued and outstanding at September 30, 2015 and December 31, 2014, respectively	1,765,689	3,566,468
Accumulated other comprehensive loss	(576)	(392)
Total partners' equity	2,305,782	3,759,291
Noncontrolling interest	6,656	6,885
Total equity	2,312,438	3,766,176

Total liabilities and equity	$5,850,048	$7,638,334

Breitburn Energy Partners LP and Subsidiaries
Unaudited Consolidated Statements of Operations

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Thousands of dollars, except per unit amounts	2015	2014	2015	2014

Revenues and other income items
Oil, natural gas and natural gas liquid sales	$153,325	$216,146	$505,584	$658,753
Gain (loss) on commodity derivative instruments, net	253,012	146,171	296,772	(21,057)
Other revenue, net	5,922	1,585	18,895	4,240
Total revenues and other income items	412,259	363,902	821,251	641,936

Operating costs and expenses
Operating costs	115,135	82,904	348,950	248,161
Depletion, depreciation and amortization	117,464	72,671	336,735	204,417
Impairments of oil and natural gas properties	1,440,167	29,434	1,499,280	29,434
Impairments of goodwill	—	—	95,947	—
General and administrative expenses	23,276	18,737	78,400	53,886
Restructuring costs	(278)	—	6,413	—
(Gain) loss on sale of assets	(7,459)	(63)	(7,322)	357
Total operating costs and expenses	1,688,305	203,683	2,358,403	536,255

Operating (loss) income	(1,276,046)	160,219	(1,537,152)	105,681

Interest expense, net of capitalized interest	50,919	29,494	151,988	90,360
Loss on interest rate swaps	996	—	3,411	—
Other expenses (income), net	(137)	(450)	(579)	(1,223)
Total other expense	51,778	29,044	154,820	89,137

(Loss) income before taxes	(1,327,824)	131,175	(1,691,972)	16,544

Income tax expense	14	532	365	384

Net (loss) income	(1,327,838)	130,643	(1,692,337)	16,160

Less: Net income attributable to noncontrolling interest	91	—	124	—

Net (loss) income attributable to the partnership	(1,327,929)	130,643	(1,692,461)	16,160

Less: Distributions to Series A preferred unitholders	4,125	4,125	12,375	5,958
Less: Non-cash distributions to Series B preferred unitholders	7,145	—	13,553	—
Less: Net (loss) income attributable to participating units	(31,662)	1,868	(40,612)	40

Net (loss) income attributable to common unitholders	$(1,307,537)	$124,650	$(1,677,777)	$10,162

Basic net (loss) income per common unit	$(6.17)	$1.03	$(7.94)	$0.08
Diluted net (loss) income per common unit	$(6.17)	$1.03	$(7.94)	$0.08

Weighted average number of units used to calculate basic and diluted net (loss) income per unit (in thousands):
Basic	211,766	120,473	211,369	119,806
Diluted	211,766	121,250	211,369	120,544

Breitburn Energy Partners LP and Subsidiaries
Unaudited Consolidated Statements of Comprehensive (Loss) Income

	Three Months Ended September 30,		Nine Months Ended September 30,
Thousands of dollars, except per unit amounts	2015	2014	2015	2014
Net (loss) income	$(1,327,838)	$130,643	$(1,692,337)	$16,160

Other comprehensive loss, net of tax:
Change in fair value of available-for-sale securities (a)	(463)	—	(537)	—
Total other comprehensive loss	(463)	—	(537)	—

Total comprehensive (loss) income	(1,328,301)	130,643	(1,692,874)	16,160

Less: Comprehensive loss attributable to noncontrolling interest	(303)	—	(229)	—

Comprehensive (loss) income attributable to the partnership	$(1,327,998)	$130,643	$(1,692,645)	$16,160

(a) Net of income tax benefit of $0.4 million and $0.3 million for the three months and nine months ended September 30, 2015.

Breitburn Energy Partners LP and Subsidiaries
Unaudited Consolidated Statements of Cash Flows

	Nine Months Ended September 30,
Thousands of dollars	2015	2014

Cash flows from operating activities
Net (loss) income	$(1,692,337)	$16,160
Adjustments to reconcile to cash flow from operating activities:
Depletion, depreciation and amortization	336,735	204,417
Impairment of oil and natural gas properties	1,499,280	29,434
Impairment of goodwill	95,947	—
Unit-based compensation expense	20,714	18,440
(Gain) loss on derivative instruments	(293,361)	21,057
Derivative instrument settlement receipts (payments)	351,518	(34,228)
Income from equity affiliates, net	(10)	90
Deferred income taxes	(306)	153
(Gain) loss on sale of assets	(7,322)	357
Other	14,348	5,172
Changes in net assets and liabilities	25,978
Accounts receivable and other assets	22,251	(3,345)
Inventory	356	(528)
Net change in related party receivables and payables	393	1,095
Accounts payable and other liabilities	2,978	36,642
Net cash provided by operating activities	351,184	294,916
Cash flows from investing activities
Property acquisitions	(17,160)	(6,422)
Capital expenditures	(226,718)	(293,275)
Proceeds from sale of assets	9,441	366
Proceeds from sale of available-for-sale securities	3,631	—
Purchases of available-for-sale securities	(3,803)	—
Other	(853)	(9,242)
Net cash used in investing activities	(235,462)	(308,573)
Cash flows from financing activities
Proceeds from issuance of preferred units, net	337,895	193,215
Proceeds from issuance of common units, net	4,768	25,917
Distributions to preferred unitholders	(12,375)	(5,225)
Distributions to common unitholders	(108,283)	(181,430)
Proceeds from issuance of long-term debt, net	1,203,400	693,000
Repayments of long-term debt	(1,512,500)	(707,000)
Change in bank overdraft	(39)	(2,417)
Debt issuance costs	(29,125)	(1,634)
Net cash (used in) provided by financing activities	(116,259)	14,426
(Decrease) increase in cash	(537)	769
Cash beginning of period	12,628	2,458
Cash end of period	$12,091	$3,227